Exhibit 10.62

AMENDMENT NO. 1 TO THE AGREEMENT

REGARDING ETHANOL SALES AND

MARKETING

THIS AMENDMENT (the “Amendment”) effective as of March 31, 2006, is entered into between Provista Renewable Fuels Marketing, LLC (formerly known as United Bio Energy Fuels, LLC) (“Provista”) and US BioEnergy Corporation (“Customer”).

RECITALS:

WHEREAS, Provista and Customer entered into the Agreement Regarding Ethanol Sales and Marketing (the “Agreement”) dated March 31, 2006;

WHEREAS, both parties desire to amend the Agreement as set forth below;

NOW, THEREFORE, the parties agree as follows:

1.	Any term or phrase used herein with an initial capital letter shall have the same meaning as defined herein, or if not so defined, shall have the meaning set forth in the Agreement.

2.	Commencing as of the date hereof, Section III.B., Delivery, first sentence, shall be deleted and replaced with the following: “For purposes of this Section III., “Delivery” of Ethanol is defined as the physical transfer of Ethanol produced at the Customer’s Facility through the Delivery Point into rail cars, trucks or other containers owned, leased or arranged by Provista or Buyer for the transportation of the Ethanol from the Customer’s Facility to another location.”

3.	Commencing as of the date hereof, section III.H., Delivery, second sentence, shall be deleted and replaced with the following: “For purposes of this Section III., “Delivery Point” is the outlet flange attached to Customer’s Facility that transfers Ethanol into rail cars, trucks or other containers owned, leased or arranged by Provista or Buyer.”

4.	Commencing as of the date hereof, Section III. C., Handling and Title, last sentence, shall be deleted and replaced with the following: “Title, risk of loss, and full shipping responsibility shall pass from Customer to Provista upon Delivery at the Delivery Point.”

5.	The parties acknowledge, confirm and agree that, except as may be explicitly inconsistent with this Amendment, the terms and conditions of the Agreement shall continue to be in full force and effect and are hereby ratified and confirmed.

PROVISTA RENEWABLE		US BIOENERGY CORPORATION
FUELS MARKETING, LLC

By:	/s/ Andrew Combs	By:	/s/ Brian Thome
Title:	Vice President	Title:	President
Date:	November 6, 2006	Date:	November 9, 2006